Exhibit 10.42

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE APPLICABLE TERMS OF THE LLC AGREEMENT (AS DEFINED HEREIN).  NO SALE, ASSIGNMENT, CONVEYANCE, GIFT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER TRANSFER OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE LLC AGREEMENT.  A COPY OF THE LLC AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Kadmon Holdings, LLC

Class A Unit Purchase Warrant
$[•] Exercise Price

No.	New York, New York
June 17, 2013

Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), for value received, hereby certifies that [•], formed under the laws of [•], or its registered assigns (the “Purchaser”), is entitled to purchase and receive from the Company [•] ([•]) Class A Units of the Company (adjusted as provided herein, the “Warrant Units”) which represent [•]% of the Class A Units of the Company on a Fully-Diluted Basis as of the date hereof, at the purchase price per unit of $[•] (as adjusted pursuant to Sections 2, 3 and 4 hereof, the “Warrant Price”)”), at any time or from time to time prior to 5:00 P.M., New York, New York time, on June 17, 2023 (such date, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is issued in connection with that certain Second Amended and Restated Credit Agreement, dated June 17, 2013, by and among Kadmon Pharmaceuticals, LLC, Kadmon Holdings, LLC, Macquarie US Trading LLC and the Lenders party thereto from time to time (as the same may be amended or restated from time to time, the “Credit Agreement”).  Certain capitalized terms used herein are defined in Section 12.  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as of the date hereof, regardless of whether the Credit Agreement has been terminated or the obligations owing thereunder paid in full.

To the extent the provisions of this Warrant conflict with the provisions of the Credit Agreement, the provisions of this Warrant shall control.

1.                                      EXERCISE OF WARRANT

1.1                               Manner of Exercise; Payment.  This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its Chief Executive Office, accompanied by a subscription (in the form attached to this Warrant as Annex I hereto) (or a reasonable facsimile thereof) duly executed by such Holder and accompanied by a counterpart signature page to the LLC Agreement (including the

Holder’s agreement to be bound by the terms thereof as applicable) and payment, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by wire transfer of immediately available funds, or (iv) by “conversion” of this Warrant such that the number of Warrant Units issuable on conversion shall be reduced by that number of Warrant Units equal to the aggregate Warrant Price divided by the Fair Market Value of the Warrant Units as of the date of conversion, or by any combination of any of the foregoing methods, of the amount obtained by multiplying (a) the number of Class A Units designated in such subscription by (b) the Warrant Price, and such Holder shall thereupon be entitled to receive the number of duly authorized Warrant Units determined as provided in Sections 2 through 4.

1.2                               When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and, at such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Units shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof.

1.3                               Delivery of Certificates and New Warrant.  As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) Business Days thereafter, the Company at its sole expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the applicable Holder or, subject to Section 10, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a)                                 a certificate or certificates for the number of duly authorized Warrant Units to which such Holder shall be entitled upon such exercise, which may include fractional shares, unless the Company’s Class A Units are publicly traded on a national securities exchange or some other nationally-recognized market quotation system, plus, if the Company’s Class A Units are so traded, in lieu of any fractional Warrant Unit to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Fair Market Value per Warrant Unit on the Business Day next preceding the date of such exercise; and

(b)                                 in case any such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and exercise terms and conditions and covering (in the aggregate on the face or faces thereof) the number of Warrant Units equal (without giving effect to any subsequent adjustment thereof) to the number of Warrant Units set forth on the face of this Warrant (as adjusted pursuant to the terms hereof through the applicable exercise date) minus the number of such Class A Units designated by the applicable Holder upon such exercise.

2.                                      ADJUSTMENTS.

2.1                               General; Number of Warrant Units.  The number of Warrant Units that the Holder shall be entitled to receive upon the exercise hereof shall be [•] ([•]) (the number set forth in the introduction to this Warrant) as may be adjusted pursuant to the provisions of Sections 2, 3 or 4 or otherwise by the terms of this Warrant.

2.2                               Subdivision or Combination of Stock.  In case the Company shall at any time subdivide its outstanding Class A Units into a greater number of Class A Units, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Units at each Warrant Price proportionately increased pursuant to Section 3.1(e), and conversely, in case the outstanding shares of the Company’s Class A Units shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units proportionately decreased pursuant to Section 3.1(e).

3.                                      DIVIDEND, CONSOLIDATION, MERGER, ETC.

3.1                               Adjustments for Dividends, Consolidation, Merger, Sale of Assets, Reorganizations, etc.  If after the date hereof (a) the Company shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) the Company shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Warrant Units and/or Class A Units shall be changed into or exchanged for Capital Stock of any other Person, any Other Security or any Other Property, (c) the Company shall Transfer all or substantially all of its properties or assets to any other Person, (d) the Company shall effect a capital reorganization or reclassification of the Warrant Units and/or its Class A Units, or (e) holders of Class A Units (or any shares of Capital Stock at the time receivable upon the exercise of this Warrant), shall have otherwise received or become entitled to receive, Capital Stock, Other Securities or any Other Property by way of subdivision pursuant to Section 2.2, dividend, spinoff, split-up, reclassification, combination of shares pursuant to Section 2.2, or otherwise then, and in the case of each such transaction, proper provision shall be made so that upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Warrant Units issuable upon such exercise immediately prior to such consummation), in lieu of the Warrant Units issuable upon such exercise prior to such consummation, the same amount of Capital Stock, Other Securities or Other Property to which such Holder would actually have been entitled as an equity holder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4.

3.2                               Assumption of Obligations.  Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any Capital Stock, Other Securities or Other Property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such shares of Capital Stock, Other Securities or Other Property as, in accordance with the provisions of Section 3.1, such Holder may be entitled to receive.

4.                                      OTHER DILUTIVE EVENTS.

4.1                               Review by Independent Investment Bank.  If any event shall occur as to which the provisions of Sections 2 or 3 are not strictly applicable but with respect to which the failure to make any adjustment would not fairly protect the Holders or the anti-dilution rights represented by this Warrant in accordance with its essential intent and principles, then, in each such case, at the request of such Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the Holder), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

4.2                               Additional Warrant Units.  The number of Warrant Units issuable hereunder (shall be increased by a number (the “Additional Warrant Units”) equal to [•]% of the maximum number of

Class A Units (or Capital Stock issued in exchange for Class A Units) issuable pursuant to any convertible debt financing consummated on or prior to the first anniversary of the date of this Warrant assuming such convertible debt was held up to maturity of the applicable loans, provided that the maximum conversion amount under such convertible debt financings to which this Section 4.2 shall apply shall be limited to $45,000,000 (plus all interest accruable thereon from the issue date through final maturity thereof) in the aggregate (and if more than one such convertible debt financing has been consummated that in the aggregate involve initial conversion amounts in excess of $45,000,000, the conversion amounts which are convertible into the greatest number of Class A Units (or Capital Stock issued in exchange for Class A Units) shall be taken into account).

5.                                      NO DILUTION OR IMPAIRMENT.  The Company hereby covenants and agrees that the Company shall not, by amendment of its Charter Documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing, the Company will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue the Warrant Units upon exercise of this Warrant.

6.                                      REPORT AS TO ADJUSTMENTS.  In each case of any adjustment or readjustment in the Warrant Units issuable upon the exercise of this Warrant (or issuable in connection with the conversion of the Warrant Units), the Company at its sole expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to verify such computation (other than any computation of the Fair Market Value, which shall be determined in accordance with the definition thereof) and, in connection with the preparation of the Company’s periodic financial statements, prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of the Warrant Price as adjusted or readjusted on account thereof.  The Company will forthwith mail a copy of each such report to each Holder and will, upon the written request at any time of any such Holder, furnish to such Holder a like report setting forth the number of units issuable upon exercise of this Warrant and showing in reasonable detail how it was calculated.  The Company will also keep copies of all such reports at its Chief Executive Office and will cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of this Warrant designated by the Holder.  If, upon review of such computation and report, the Requisite Holders raise an objection to the adjustment as so calculated, the Company shall cause such computation and report to be prepared and distributed by independent certified public accountants of recognized national standing (which may be the regular auditors of the Company).

7.                                      NOTICES OF CORPORATE ACTION.

7.1                               Notices to Holders.  If at any time prior to the expiration date of this Warrant and prior to its exercise in full, any one or more of the following events shall occur:

(a)                                 any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of the Company or any Other Securities or property, or to receive any other right;

(b)                                 any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock of the Company or any consolidation or merger involving the

Company and any other Person or any Transfer of all or substantially all the assets of the Company to any other Person or any other transaction referred to in Section 2.2 or Section 3.1;

(c)                                  any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d)                                 a Public Offering; or

(e)                                  (i) the entry into any agreement which, if consummated, would result in a Change in Control and (ii) the occurrence of a Change in Control;

then the Company will mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, Transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Class A Units (or Other Securities) shall be entitled to exchange their Class A Units (or Other Securities) for the Capital Stock, Other Security or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, Transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction, and (iv) the date upon which a Public Offering is consummated or a Change in Control occurs.  Such notice shall be mailed at least ten (10) days prior to the date therein specified (with an updated notice on the actual date of the applicable event).

8.                                      AVAILABILITY OF INFORMATION.  Without limiting any rights to the delivery of information by the Company to which the Holder may be entitled pursuant to this Warrant, if the Company shall have consummated its Public Offering, then the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.  The Company shall also cooperate with each Holder of any Restricted Securities in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.  The Company shall furnish to each Holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its members, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission or if such materials are available publicly via the internet, notice and instruction as to how to access such materials.  The obligations under this Section 8 shall terminate when the Holder no longer holds any Warrants or Warrant Units.

9.                                      LLC AGREEMENT, RESERVATION OF UNITS, LISTING, ETC.  Simultaneously with the issuance of any Warrant Units to the Holder in connection with the exercise of this Warrant, the Company shall take all steps necessary to cause the LLC Agreement to be amended to add the Holders as parties thereto, with the same rights as other holders of Class A Units (or Other Securities) party thereto.  The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of Class A Units or Other Securities from time to time issuable upon exercise in full of this Warrant.  All Warrant Units issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of units, fully paid and non-assessable, with no liability on the part of the Holders thereof.  If a Public Offering has been consummated, then the Company shall take all steps necessary to approve for listing (on the same exchange as any other Class A Units (or Other Securities) are listed) all of the Class A Units issuable hereunder (it being understood that the Company shall not have any obligation to register any such Class A Units except to the extent provided in the following sentence).  If a Public Offering has been consummated, the Company shall grant customary piggyback registration rights to the Holder on substantially the same terms as those granted to the Company’s members pursuant to the LLC Agreement.

10.                               OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

10.1                        Ownership of Warrants.  The Company may treat any Person(s) in whose name this Warrant is registered on the register kept at the Company’s Chief Executive Office as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary.  This Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

10.2                        Office; Transfer and Exchange of Warrants.

(a)                                 The Company shall maintain an office (which may be an agency maintained at a bank) in the State of New York where notices, presentations and demands in respect of this Warrant may be made upon it.  Such office shall be the Company’s Chief Executive Office, until such time as the Company shall notify the Holders of any change of location of such office within the State of New York.

(b)                                 The Company shall cause to be kept at its Chief Executive Office a register for the registration and transfer of the Warrants.  The names and addresses of the Holders, the transfer thereof and the names and addresses of any transferees of the Warrants shall be registered in such register.  The Person(s) in whose names this Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)                                  Any transfer or exchange of a Warrant or any Warrant Units or Other Securities must be made in strict compliance with the provisions of the LLC Agreement, as applicable.  The certificates evidencing the Warrant Units shall bear all legends required under the LLC Agreement.  The Holder hereby acknowledges that this Warrant and the Warrant Units are subject to the provisions of the LLC Agreement, as applicable.  The Company hereby represents and warrants that any sale or transfer of this Warrant is not subject to the provisions of Section 9.2 of the LLC Agreement.  The Holder hereby agrees not to transfer this Warrant to any Person other than a Permitted Transferee (as that term is defined in the LLC Agreement) without the Company’s consent, such consent not to be unreasonably withheld or delayed.

10.3                        Replacement of Warrants.  Upon receipt of reasonable evidence of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the Company’s Chief Executive Office, the Company at its sole expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

11.                               REPRESENTATIONS AND WARRANTIES.

11.1                        Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

(a)                                 Organization, Good Standing and Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted and to enter into this Warrant.  The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

(b)                                 Due Authorization; Binding Obligation; No Conflicts.  All action on the part of the Company, its officers, managers and members necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Warrant, and the authorization, issuance, reservation for issuance and delivery of all Class A Units issuable upon such exercise of this Warrant have been taken, and that this Warrant constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.  The execution, delivery and performance by the Company of this Warrant, and compliance herewith, and the issuance and delivery of this Warrant and, in connection with an exercise of this Warrant, the reservation, issuance and delivery of the Class A Units issuable upon exercise of this Warrant, will not (i) result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, (A) any provision of federal, state or foreign law to which the Company is subject including, without limitation, U.S.  federal and state securities laws and regulations, (B) any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound or (C) the Charter Documents of the Company, or (ii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

(c)                                  Capitalization.  The capitalization of the Company immediately following the issuance of this Warrant is as set forth in Exhibit A hereto and the Warrant Units represent [•]% of the Class A Units of the Company on a Fully-Diluted Basis as of the date hereof immediately following the issuance of this Warrant.  All of the issued and outstanding units of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and such units of Capital Stock and all outstanding options, warrants, convertible notes and other securities of the Company have been issued in compliance with all applicable state and federal securities laws or applicable exemptions therefrom, and none of the Company’s Capital Stock were issued in violation of any preemptive or similar rights which were not properly and entirely waived.  Neither the issuance of this Warrant nor the issuance of the Warrant Units upon exercise of this Warrant violates or conflicts with the Company’s Charter Documents or any agreement to which the Company is a party, or gives rise to any pre-emptive or similar rights which have not been entirely and properly waived, or any federal or state law.  Except as set forth on Exhibit A, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any Capital Stock of the Company or any member agreements, voting agreements or any other agreements among the members setting forth their rights and obligations with respect to the Capital Stock of the Company.

11.2                        Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants to the Company as follows:

(a)                                 Organization and Qualification.  Purchaser, if an entity, is a corporation, limited partnership or limited liability company, in either case duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b)                                 Authority; Enforceability.  Purchaser has all requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of Purchaser for such execution, delivery and performance has been duly and validly taken.  Assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles.

(c)                                  Accredited Investor; Securities Laws Compliance.

(i)                                     Purchaser is an “accredited investor” (as defined in Regulation D under the Securities Act).

(ii)                                  Purchaser is acquiring this Warrant and any Warrant Units for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

(iii)                               Purchaser agrees that any certificates representing its Warrant Units issuable in connection with an exercise of this Warrant will bear the following legend (and any other legend contemplated by the LLC Agreement) and that such Warrant Units will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws:

“THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.”

(iv)                              Purchaser understands that (A) the offering and sale by the Company of this Warrant and any Warrant Units issuable in connection with an exercise of this Warrant is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D, (B) there is no existing public or other market for this Warrant or the Warrant Units issuable in connection with an exercise of this Warrant, and (C) this Warrant and the Warrant Units issuable in connection with an exercise of this Warrant may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act.

(v)                                 Purchaser is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including, without limitation, the Rule 144 condition that current information about the Company be made available to the public.  Purchaser acknowledges that such information is not now available and that the Company has no present plans to make such information available.

12.                               DEFINITIONS.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Appraised Value” means the value of any securities or Other Property as finally determined by the Appraiser in accordance with the provisions hereof, in each case without premium for control or discount for minority interests, illiquidity or restrictions on transfer.  The Appraiser shall be directed to determine the Appraised Value of such securities or Other Property as soon as practicable, but in no event later than thirty (30) days from the date of its selection.  Any determination of the Appraised Value that is made in accordance with the provisions of this Warrant shall be conclusive and binding on all applicable parties.  The Appraised Value of each Warrant Unit at a time when (a) the Company is not a reporting company under the Exchange Act or (b) the Class A Units are not traded on a nationally recognized securities exchange, will, in all cases, be calculated by determining the proceeds that would be distributable to such Warrant Unit pursuant to the LLC Agreement in the event of a liquidation of the Company assuming the Company sold all of its assets at the Appraised Value of the entire Company taken as a whole, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer and without reference to any taxes payable in connection with such sale of the Company’s assets.  The prevailing market prices for any security or Other Property will not be dispositive of the Appraised Value thereof.

“Appraiser” shall mean an independent nationally recognized investment banking firm mutually agreeable to the Requisite Holders and the Company.  If the Requisite Holders and the Company cannot agree on an Appraiser within fifteen (15) days after the applicable Valuation Event, then, the Company, on the one hand, and the Requisite Holders, on the other hand, shall each select an Appraiser within fifteen (15) days of the applicable Valuation Event.  Each such Appraiser shall then independently determine the applicable Appraised Value within thirty (30) days after the applicable Valuation Event.  If the difference between such determinations of Appraised Value is less than twenty percent (20%), then the average of such determinations shall be the conclusive and binding determination of the applicable Appraised Value.  If, however, the difference between such determinations of Appraised Value is equal to or more than twenty percent (20%), then both Appraisers shall jointly select one independent Appraiser to determine the Appraised Value, such selection and determination to be made within thirty (30) days after the applicable Valuation Event.  Any and all fees, costs and other expenses of the Appraiser shall be borne by the Company.

“Average Market Value” means the average of the Closing Prices for the security in question for the fifteen (15) trading days immediately preceding the date of determination.

“Board of Managers” means the board of managers of the Company or any other body that exercises ultimate executive authority over the business and affairs of the Company, including, without limitation, any executive committee of such board of managers.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York are authorized or obligated by law or executive order to be closed.  Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Capital Stock” means, as to any Person, its shares of equity units (including, with respect to the Company, Class A Units), membership interests, common stock, preferred stock, and/or any other capital stock or other equity interests authorized from time to time, and any other securities, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, options, warrants, convertible notes or debentures, stock purchase rights, phantom stock, stock appreciation rights and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

“Charter Documents” means the Certificate of Formation of the Company and the LLC Agreement and in the event of an Incorporation Transaction, the certificate of incorporation and bylaws of the Company (in each case, without giving effect to any amendments thereto which are required pursuant to the terms hereof to be approved, but have not been approved, by the Requisite Holders).

“Chief Executive Office” means the Chief Executive Office of the Company located in New York, New York.

“Closing Price” means, for any given trading day, (a) if the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System-National Market System or some other market or quotation system in which last sale transactions are reported on a contemporaneous basis, then the last reported sales price of such security for such day, or, if there has not been a sale of such security on such trading day, then the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm’s length trading), or (b) if the primary market for the security in question is not an exchange or quotation system in which last sale transactions are contemporaneously reported, then the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the parties hereto may designate.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Class A Units” means the Class A Units of the Company and shall include any Capital Stock, Other Securities or Other Property into which such Class A Units shall have been changed or any Capital Stock, Other Securities or Other Property resulting from any reclassification of such Class A Units, and all other Capital Stock of any class or classes (however designated) of the Company the Holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends, distributions and liquidating dividends after the payment of dividends, distributions and distributions on any Capital Stock entitled to preference.

“Company” has the meaning given to such term in the introduction to this Warrant and shall include any Person that shall succeed to, or assume the obligations of the Company in accordance with the terms of this Warrant.

“Convertible Securities” means any evidences of indebtedness, shares of Capital Stock (other than Class A Units) or other securities directly or indirectly convertible into or exchangeable for Class A Units.

“Credit Agreement” has the meaning given to such term in the second paragraph of this Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Expiration Date” has the meaning given to such term in the introduction to this Warrant.

“Fair Market Value” means, at the time of the transaction requiring the applicable determination of Fair Market Value pursuant to this Warrant (each such transaction, a “Valuation Event”), (a) as to securities regularly traded on a national securities exchange or some other nationally-recognized market quotation system, the Average Market Value, and (b) as to all securities not regularly traded on a national securities exchange or some other nationally-recognized market quotation system, and as to all Other Property, the fair market value of such securities or Other Property as determined by the Company and the Holders, without premium for control and without discount for minority interests, illiquidity or restrictions on transfer, if applicable; provided, however, that, if the Company and the Holders are unable to agree on any calculation of Fair Market Value in accordance with the provisions hereof within fifteen (15) days after the occurrence of any Valuation Event, then, upon the written request of either the Holders or the Company delivered at any time thereafter, the Fair Market Value of such securities and/or other property will be its Appraised Value.

“Fully Diluted Basis” means at any time (i) as applied to any calculation of the number of securities of the Company, after giving effect to (x) all Class A Units and Other Securities of the Company outstanding at the time of determination and (y) all Class A Units or Other Securities issuable upon the exercise of any Convertible Security or Option outstanding as of the date hereof (after giving effect to the Warrant Units hereunder and under the other Warrants, after giving effect to Class A Units issuable at maturity pursuant to the Convertible Credit Facility Agreement, employee options outstanding on the date hereof, and all other options and warrants and other rights to acquire equity of the Company outstanding on the date hereof, but not giving effect to the conversion of Class B Units, Class C Units or Class D Units (as such terms are defined in the LLC Agreement)); and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any Convertible Security or Option referred to in clause (i) above (including the Class B Units, Class C Units and Class D Units) if such Convertible Security or Option were exercisable at such time.

“Holder” shall mean each and every holder or beneficial owner of any portion of this Warrant or any of the Warrant Units.  Without in any way limiting the foregoing, the term “Holder” shall include the Purchaser and its successors and/or permitted assigns that at any time holds or otherwise owns any portion of this Warrant or the Warrant Units.  If at any time there shall exist more than one Holder, then, with respect to any action, approval or consent of the Holder required or otherwise permitted pursuant to the provisions hereof, such action, approval or consent shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken, received or otherwise obtained by or from Holders that own or otherwise hold more than fifty percent (50%) of the Warrant Units issuable upon exercise of the Warrants.

“Initial Public Offering” means the first widely distributed underwritten Public Offering of the Company’s (or a successor entity’s) common equity for the account of the Company (or a successor entity) in which the gross proceeds from such offering (together with the proceeds from any prior such Public Offering) equal or exceed $75 million in the aggregate and the common equity of the Company (or a successor entity) is listed on either NYSE or NASDAQ.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Kadmon Holdings, LLC dated as of October 22, 2010, as amended as of the date hereof (without giving effect to any amendments thereto which are required pursuant to the terms hereof to be approved, but have not been approved, by the Requisite Holders).

“Member Party” shall mean Kadmon I, LLC.

“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Units or Convertible Securities.

“Other Property” means any cash, property (real, tangible or intangible), goods, royalties or other assets (other than Capital Stock).

“Other Securities” means any Capital Stock (other than Class A Units) of the Company or any other Person (a) that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Class A Units and (b) that at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Units.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any Holder.

“Proportionate Percentage” means, as of any date of determination, the quotient obtained by dividing (x) an amount equal to the number of Warrant Units which remain issuable as of such date under this Warrant and (y) the amount of all Warrant Units which remain issuable as of such date under all Warrants.

“Public Offering” means an underwritten public offering of the Company’s (or a successor entity’s) common equity pursuant to a registration statement declared effective under the Securities Act (excluding an offering of securities of the Company to be issued as consideration in connection with a business acquisition or pursuant to an employee benefit plan).

“Purchaser” has the meaning given to such term in the introduction to this Warrant.

“Requisite Holders” shall mean Persons that own or otherwise hold more than fifty percent (50%) of the Warrant Units issuable upon exercise of the Warrants.

“Restricted Securities” means all of the following:  (a) any Warrants bearing the legend or legends contained herein or substantially similar thereto, (b) any Warrant Units that have been issued upon the exercise of this Warrant and that are evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto and (c) unless the context otherwise requires, any Warrant Units that are at the time issuable upon the exercise of this Warrant and that, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Shareholders Agreement” shall have the meaning assigned to such term in the Convertible Credit Facility Agreement.

“Subsidiary” means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the equity or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

“Transfer” means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of shares of Capital Stock of the Company.

“Warrant” shall mean this Class A Unit Purchase Warrant, as the same may be amended, restated or otherwise modified from time to time, together with any and all replacement and/or substitute warrants issued with respect hereto, and all other similar warrants (including warrants with different exercise prices) initially dated the date hereof (as the same may be amended, restated or otherwise modified from time to time) entitling the holders hereof and thereof to purchase an aggregate of 4% of the Class A Units of the Company on a Fully Diluted Basis.

“Warrant Price” has the meaning given to such term in the introduction to this Warrant.

“Warrant Units” means (i) [•] ([•]) Class A Units of the Company (adjusted as provided herein) which represent [•] % of the Class A Units of the Company on a Fully-Diluted Basis as of the date hereof, plus, (ii) if any, the Additional Warrant Units, and shall include any Class A Units or Other Securities or Other Property issued or issuable in connection with any exercise of this Warrant, in each case as such number may be adjusted from time to time pursuant to the terms hereof.

Unless the context of this Warrant clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Warrant to the “Holder” or “Holders” of this Warrant include the singular and the plural, it being understood that there may be one or more Holders of this Warrant at any particular time.

13.                               UNITS DEEMED OUTSTANDING.  For all purposes of the computations to be made pursuant to this Warrant at any time, there shall be deemed to be outstanding the maximum number of Class A Units issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding, including, without limitation, the Warrants (and all Warrant Units issuable thereunder), after giving effect to anti-dilution provisions contained in all such outstanding Options and Convertible Securities that cause an adjustment in the number of Class A Units so issuable, either by virtue of such issuance of Class A Units, Options or Convertible Securities or by virtue of the operation of such anti-dilution provisions.

14.                               ADDITIONAL RIGHTS OF HOLDER.

14.1                        Information Rights.  For so long as any Obligations remain outstanding under the Credit Agreement, the Company shall provide the Purchaser with copies of any and all information that the Company is required to deliver pursuant to Section 5.1 of the Credit Agreement.  After the payment in full of all outstanding Obligations under the Credit Agreement, and for so long as the Warrant is outstanding or the Purchaser holds any Warrant Units, the Company shall, upon request, deliver to Purchaser:

(a)                                 Reports.  The reports required by Section 14.16 of the LLC Agreement; and

(b)                                 Notice of Change in Board of Managers.  With reasonable promptness, written notice of any change in the Board of Managers (or similar governing body) of the Company.

14.2                        Consent Rights to Certain Events.

(a)                                 Without the prior written consent of the Requisite Holders, (i) the Company shall not amend, modify or waive (by merger or otherwise) Sections 2.1, 3, 4.1, 5.4, 6.1, 6.2, 7.1, 7.2, 9, 10.1, 13, 14.2, 14.14(b), 14.15 or 14.16 (and any definitions as used in the foregoing sections) of the LLC Agreement (or following an Incorporation Transaction, the equivalent provisions of any Shareholders Agreement) and (ii) the Company shall not make any other amendment, modification or waiver (by merger or otherwise) of the LLC Agreement (or following an

Incorporation Transaction, the equivalent provisions of any Shareholders Agreement or Charter Documents), that treats any holder of Class A Units (in its capacity as such) differently from any other holder of Class A Units (in its capacity as such).  This Section 14.2 shall not prohibit any Incorporation Transaction to the extent the Incorporation Transaction otherwise complies with Section 14.14(b) of the LLC Agreement.  Notwithstanding the foregoing, the LLC Agreement and/or any Shareholders Agreement may be terminated in connection with a Public Offering.

(b)                                 Without the prior written consent of the Requisite Holders, the Company shall not issue any Class A Units, Options or Convertible Securities of the Company to any of its members in an issuance for which preemptive rights apply at a price per Class A Unit (or conversion or exercise price per Class A Unit, as applicable) below Fair Market Value thereof at such time; provided that this Section 14.2(b) shall not require the consent of the Requisite Holders for (A) any issuance of Capital Stock to employees of the Company or its subsidiaries pursuant to an equity plan approved by the Board of Managers that is in effect as of the date hereof without giving effect to any amendments or modifications thereto, (B) the entry into the Warrants or the Convertible Credit Facility Loan Documents, or the issuance of any Class A Units or other securities issuable upon exercise or conversion thereof, or (C) for the avoidance of doubt, any issuance of Class A Units pursuant to the exercise of any Option or Convertible Security, which Options and Convertible Securities have been issued in compliance with this Section 14.2(b).

14.3                        Right to Subscribe for Securities.

(a)                                 Capitalized terms used in this Section 14.3 and not otherwise defined in this Warrant shall have the respective meanings set forth in the LLC Agreement

(b)                                 If at the expiration of any Preemptive Offer Period all of the Units offered for sale in accordance with the applicable Preemptive Offer have not been purchased by the Members (the Units included in the Preemptive Offer which have not been acquired by the Members hereinafter referred to as the, “Unallocated Units”) and such Unallocated Units are no longer subject to any preemptive rights, then prior to offering any Unallocated Units to any other person, the Company shall offer to the Holder the right to purchase its Proportionate Percentage of the Unallocated Units on the same terms set forth in the Preemptive Offer and otherwise on the same terms as set forth in Section 14.3 (including Section 6.2(a) as it relates to timing and offer periods, Section 6.2(b) as it relates to deemed re-offerings of Unallocated Units and Section 6.2(c) as it relates payment of cash in lieu of non-cash consideration).

14.4                        Termination.  The agreements contained in this Section 14 shall terminate in their entirety and be of no further force or effect upon the consummation of the Company’s Initial Public Offering or the exercise, expiration, or other termination of this Warrant; provided, however, that (other Section 14.2(b)) shall not terminate upon consummation of the Company’s Initial Public Offering.

15.                               REMEDIES.  The Company stipulates that the remedies at law available to the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.                               DUTIES AMONG HOLDERS; NO RIGHTS OR LIABILITIES AS MEMBER.  The Company and each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.  Nothing contained in this Warrant shall be construed as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a member of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.  Except for the information rights set forth in Section 14, this Warrant does not, by itself, confer upon Holder any right to vote or to consent or to receive notice as a member of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a member of the Company, prior to the exercise hereof as hereinbefore provided.

17.                               NO EFFECT ON LENDER RELATIONSHIP.  The Company acknowledges and agree that, notwithstanding anything in this Warrant to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Holder or any of its Affiliates (a) in its or their capacity as a lender or as agent for lenders to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has borrowed money or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money.  Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a Holder, (y) the interests of the Company or its Subsidiaries or (z) any duty it may have to any other Holders or any members of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.  No consent, approval, vote or other action taken or required to be taken by any Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the purchaser or any of its affiliates as a lender or agent for lenders.

18.                               NO PREEMPTIVE RIGHTS.  Except as set forth in Section 14.3(b), the Company and the Member Party (on behalf of itself and its Affiliates) represent, warrant, acknowledge and agree that none of the members of the Company (including the Member Party), and no other Person, shall have any right to purchase any Capital Stock of the Company (including pursuant to Section 6.2 of the LLC Agreement) as a result of (a) the issuance of the Warrants or (b) any issuance of any Warrant Units.

19.                               NOTICES.  Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or, in the form of a fax, telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a fax or telex by receipt of the correct answerback or electronic confirmation of transmission) or (y) in the case of a letter, three (3) Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified; (a) if to any Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the Chief Executive Office; or (b) if to the Company, to the attention of its Chief Executive Officer or President at its Chief Executive Office; provided, however, that the exercise of any Warrant shall be effective only in the manner provided in Section 1.

20.                               MISCELLANEOUS.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.  This Warrant shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of New York without giving effect to doctrines relating to conflicts of laws.  The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.  This Warrant may be executed in one or more counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date hereof.

COMPANY:

KADMON HOLDINGS, LLC

By:
	Name:	Steven N. Gordon
	Title:	Executive Vice President and General Counsel

[SIGNATURE PAGE TO WARRANT]

The undersigned is executing this Warrant as of the date hereof to evidence its consent to, and, to the extent applicable, its agreement to be bound by, Section 18 of this Warrant for the benefit of each Holder.  The undersigned has no obligation under any other Section of this Warrant.

MEMBER PARTY:

KADMON I, LLC

By:
	Name:	Steven N. Gordon
	Title:	Executive Vice President and General Counsel

[SIGNATURE PAGE TO WARRANT]

The undersigned is executing this Warrant as of the date hereof to evidence its consent to, and, to the extent applicable, its agreement to be bound by, the provisions of this Warrant for the benefit of the Company and each other Holder.

PURCHASER:

[•]

By:
	Name:	Authorized Signatory
Title:

[SIGNATURE PAGE TO WARRANT]